Exhibit 99.1 - Form 4 Joint Filer Information
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         Name:  S.A.C. Capital Management, LLC

         Address:  540 Madison Avenue, New York NY 10022

         Designated Filer:  S.A.C. Capital Advisors, LLC

         Issuer & Ticker Symbol:  United States Oil Fund, LP  ("USO")

         Date of Event Requiring Statement:  4/25/06


         Name:  Steven A. Cohen

         Address:  72 Cummings Point Road, Stamford CT 06902

         Designated Filer:  S.A.C. Capital Advisors, LLC

         Issuer & Ticker Symbol:  United States Oil Fund, LP  ("USO")

         Date of Event Requiring Statement:  4/25/06